UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 24, 2012
AMERITRANS CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00193	52-2102424
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Jericho Quadrangle Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 355-2449

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 24, 2012, the board of directors of Ameritrans Capital Corporation (the “Company”) amended and restated Article XII of the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately.

Prior to such amendment, Article XII of the Bylaws provided for the  indemnification of any present or future director or officer or a designated officer of an operating division of the Company, to the full extent permitted by law, for any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Company or was serving at the specific request of the Company as a director, officer or employee or agent of another company or other enterprise in which the Company owns, directly or indirectly an equity interest or of which it may be a creditor.

Article XII of the Bylaws, as amended and restated on February 24, 2012 (the “Amendment”), provides for indemnification, to the full extent permitted by law, of any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another Company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (collectively, “Affiliated Entities”), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.

The Amendment also provides that the Company will to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition provided that the Company receives a written undertaking by the Covered Person to reimburse the Company if it is ultimately determined that the standards of conduct necessary for indemnification have not been met, and that appropriate assurances have been obtained by the Company with respect to the satisfaction of such standards of conduct.

The Amendment further provides that if a claim for indemnification (following the final disposition of the applicable proceeding) or advancement of expenses is not paid in full within 30 days after a written claim therefor, the Covered Person may sue the Company to recover the unpaid amount of such claim and, if successful in whole or in part, will be entitled to be paid the expense of prosecuting such claim.  The Amendment provides that, in any such proceeding, the Company will have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

The Amendment provides that the Company’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another Affiliated Entity will be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other Affiliated Entity.

The Amendment also provides that any repeal or modification of the provisions contained therein will not adversely affect any right or protection thereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
3.1	Amended and Restated Article XII of the Amended and Restated Bylaws of Ameritrans Capital Corporation, Effective February 24, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERITRANS CAPITAL CORPORATION

Date: March 1, 2012	By:	/s/ Michael Feinsod
Name: Michael Feinsod
Title: Chief Executive Officer and President